Exhibit 4.1.3
                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$9,333,333.33                                           as of  February 13, 1998

         FOR VALUE RECEIVED, the undersigned, AU BON PAIN CO., INC., a Delaware corporation, SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation, and ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of USTRUST (the "Bank"), at the head office of the Agent, as such term is defined in the Amended and Restated Revolving Credit Agreement among the Borrowers, USTrust and BankBoston, N.A., individually and as Agent, dated the date hereof (as amended and in effect from time to time, the "Credit Agreement"), at 100 Federal Street, Boston, Massachusetts, on or before the Maturity Date, Nine Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($9,333,333.33), or, if less, the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in [section] 1.2 of the Credit Agreement shall be applicable to this Amended and Restated Revolving Credit Note (this "Note").

         The Borrowers further jointly and severally promise to pay (a) principal from time to time at the times provided in the Credit Agreement and
(b) interest from the date hereof on the principal amount from time to time unpaid to and including the maturity hereof at the rates and times and in all cases in accordance with the terms of the Credit Agreement. The Bank may, but shall not be required to, endorse the Note Record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement.

         This Note evidences borrowings under and has been issued pursuant to, is entitled to the benefits of, and is subject to, the provisions of the Credit Agreement. This Note is executed and delivered in substitution for, and as an amendment and replacement of, that certain Amended and Restated Revolving Credit Note dated as of September 6, 1995 (the "Original Note") issued by the Borrowers to the Bank under the Credit Agreement as previously in effect. Nothing herein or in any other document shall be construed to constitute payment of such Original Note or to release or terminate any security interest granted to secure the obligations evidenced thereby. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement.


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         In case an Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The parties hereto, including the undersigned maker, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to the extensions of the time of payment or forbearance or other indulgence without notice.

         Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance of such rights and obligations. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Note by, among other things, the mutual waivers and certifications contained herein.

         THIS NOTE AND THE OBLIGATIONS OF EACH OF THE BORROWERS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed in its corporate name as an instrument under seal by its duly authorized officer on the date and in the year first above written.


                              AU BON PAIN CO., INC.



                              By: /s/ LOUIS I. KANE
                                  _____________________________________
                                  Name: Louis I. Kane
                                  Title: Co-Chairman

                              SAINT LOUIS BREAD COMPANY, INC.



                              By: /s/ ANTHONY J. CARROLL
                                  _____________________________________
                                  Name: Anthony J. Carroll
                                  Title: Treasurer

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                              ABP MIDWEST MANUFACTURING CO., INC.



                              By: /s/ ANTHONY J. CARROLL
                                  _____________________________________
                                  Name: Anthony J. Carroll
                                  Title: Treasurer

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                                  ADVANCES AND
                             REPAYMENTS OF PRINCIPAL


         Advances and payments of principal of this Note were made on the dates and in the amounts specified below:

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             Amount            Amount of            Balance of
             of Revolving      Principal            Principal        Notation
Date         Credit Loan       Prepaid or Repaid    Unpaid           Made By

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